Exhibit 99.1

Kaltura Announces Financial Results for Second Quarter 2025

NEW YORK, August 7, 2025 -- Kaltura, Inc. (Nasdaq: KLTR, “Kaltura” or the “Company”), the Video Experience Cloud, today announced financial results for the second quarter ended June 30, 2025, as well as outlook for the third quarter and full year 2025.

“We exceeded the upper end of all our second quarter guidance ranges, delivering record non-GAAP net profit, an adjusted EBITDA profit that matched last quarter’s record high, and strongest second-quarter operating cash flow since 2020,” said Ron Yekutiel, Co-founder, Chairman, President, and CEO of Kaltura. “New bookings increased sequentially and included initial sales of our AI products. We enter the second half of the year with a robust pipeline and continue to project growth in new bookings, supported by deeper customer consolidation around our platform and the growing adoption of our AI-powered offerings.”

Yekutiel added, “We’ve initiated a reorganization plan that includes, among other measures, a workforce reduction of approximately 10%, aimed at realigning our operations to boost efficiency and productivity. These changes are part of a longer-term strategy, already embedded in our plans, to double adjusted EBITDA in 2026 and return to being a ‘Rule of 30’ company by or before 2028 - through a combination of double-digit revenue growth and improved adjusted EBITDA margin.”

Second Quarter 2025 Financial Highlights:

•    Revenue for the second quarter of 2025 was $44.5 million, an increase of 1% compared to $44.0 million for the second quarter of 2024.

•    Subscription Revenue for the second quarter of 2025 was $42.4 million, an increase of 3% compared to $41.0 million for the second quarter of 2024.

•    Annualized Recurring Revenue (ARR) for the second quarter of 2025 was $170.4 million, an increase of 3% compared to $165.2 million for the second quarter of 2024.

•    GAAP Gross profit for the second quarter of 2025 was $31.2 million, representing a gross margin of 70% compared to a GAAP gross profit of $28.7 million and gross margin of 65% for the second quarter of 2024.

•    Non-GAAP Gross profit for the second quarter of 2025 was $31.3 million, representing a non-GAAP gross margin of 70%, compared to a non-GAAP gross profit of $29.0 million and non-GAAP gross margin of 66% for the second quarter of 2024.

•    GAAP Operating loss was $2.8 million for the second quarter of 2025, compared to an operating loss of $8.6 million for the second quarter of 2024.

•    Non-GAAP Operating profit was $3.0 million for the second quarter of 2025, compared to a non-GAAP operating profit of $0.5 million for the second quarter of 2024.

•    GAAP Net loss was $7.8 million or $0.05 per diluted share for the second quarter of 2025, compared to a GAAP net loss of $10.0 million, or $0.07 per diluted share, for the second quarter of 2024.

•    Non-GAAP Net profit was $2.5 million or $0.01 per diluted share for the second quarter of 2025, compared to a non-GAAP net loss of $2.1 million, or $0.01 per diluted share, for the second quarter of 2024.

•    Adjusted EBITDA was $4.1 million for the second quarter of 2025, compared to adjusted EBITDA of $1.6 million for the second quarter of 2024.

•    Net Cash Provided by Operating Activities was $2.7 million for the second quarter of 2025, compared to $1.6 million Net Cash Used in Operating Activities for the second quarter of 2024.

Second Quarter 2025 Business Highlights:

•Business Momentum: Closed 21 new six-figure deals across a diverse range of industries including technology, banking, financial services, manufacturing, pharma, education, and media & telecom. Signed our first three AI-driven deals featuring Content Lab and Genie, marking an early milestone in our AI monetization journey. Our AI sales pipeline now includes over 100 qualified opportunities.
•Retention: Achieved a third consecutive quarter of year-over-year improvement in Net Dollar Retention (NDR), and a fourth consecutive quarter above 100%, signaling continued customer expansion and satisfaction.
•Industry Recognition and Awards: Recognized as a Leader by IDC in their inaugural MarketScape for AI-Enabled Enterprise Video Platforms. Class Genie was awarded ‘e-Learning Innovation of the Year’ at the 7th Annual EdTech Breakthrough Awards. Our Virtual Events & Webinars platform earned five Gold Awards at the 2025 Eventex Awards—including Best Event AI Technology, Best New Event Technology, Best Audience Engagement Technology, Best Event Analytics, and Best Virtual Event Platform.
•Customer Engagement: Hosted ‘Kaltura Connect on the Road 2025’ events in New York, San Francisco, and London, alongside our ‘Kaltura Connect in Education’ events series across Europe and the U.S. Additional education-focused events are planned for later this year in Europe and the Asia-Pacific region - details available on our website.
•Organizational Realignment to Drive Efficiency and Scale: Initiated a company-wide reorganization to enhance productivity, streamline operations, and capture synergies. As part of this effort, all engineering resources have been unified under a single R&D organization, and Customer Experience and Sales have been consolidated into one go-to-market team—both of which now support our M&T and EE&T business segments.
•Headcount Adjustment and Expense Optimization: The reorganization includes a reduction of approximately 10% of our workforce. We expect to realize cost savings starting later in the third quarter. The reorganization will primarily impact engineering, professional services, and administrative spend. Our sales and marketing budget remains intact, with expectations for gradual growth to support pipeline momentum. Ongoing investments in automation and AI-driven efficiency are already delivering measurable benefits and are expected to continue contributing to cost savings and scalability across the organization.
•Financial Impact of Reorganization: Total savings from workforce reductions associated with the reorganization expected for the balance of 2025 is approximately $2.6 million, which translates to $8.5 million on an annualized basis, strengthening our financial position moving forward. The total one-time charge related to the reorganization is expected to be approximately $0.7 million in the third quarter of 2025.

Financial Outlook:

For the third quarter of 2025, Kaltura expects:

• Subscription Revenue to be between $40.8 million and $41.6 million.
• Total Revenue to be between $42.8 million and $43.6 million.
• Adjusted EBITDA to be between $1.5 million to $2.5 million.

For the full year ending December 31, 2025, Kaltura expects:

• Subscription Revenue to be between $170.9 million and $172.9 million.
• Total Revenue to be between $180.4 million and $182.4 million.
• Adjusted EBITDA to be in the range of $14.5 million to $16.0 million.

The guidance provided above contains forward-looking statements and actual results may differ materially. Refer to “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially from these forward-looking statements. Kaltura has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net loss within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. The reconciliation for Adjusted EBITDA includes but is not limited to the following items: stock-based compensation expenses, depreciation, amortization, financial expenses (income), net, provision for income tax, and other non-recurring operating expenses. These items, which could materially affect the computation of forward-looking GAAP net loss, are inherently uncertain and depend on various factors, some of which are outside of the Company’s control. The guidance above is based on the Company's current expectations relating to the macro-economic climate trends.

Additional information on Kaltura’s reported results, including a reconciliation of the non-GAAP financial measures to their most comparable GAAP measures, is included in the financial tables below.

Investor Deck

Our second quarter and full year 2025 Investor Deck has been posted in the investor relations page on our website at: www.investors.kaltura.com.

Conference Call

Kaltura will host a conference call today on August 7, 2025 to review its second quarter 2025 financial results and to discuss its financial outlook.

Time:	8:00 a.m. ET
United States/Canada Toll Free:	1-877-300-8521
International Toll:	1-412-317-6026

A live webcast will also be available in the Investor Relations section of Kaltura’s website at: https://investors.kaltura.com/news-and-events/events

A replay of the webcast will be available in the Investor Relations section of the company’s web site approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About Kaltura

Kaltura’s mission is to create and power AI-infused hyper-personalized video experiences that boost customer and employee engagement and success. Kaltura’s AI Video Experience Cloud includes a platform for enterprise and TV content management and a wide array of Gen AI-infused video-first products, including Video Portals, LMS and CMS Video Extensions, Virtual Events and Webinars, Virtual Classrooms, and TV Streaming Applications. Kaltura engages millions of end-users at home, at work, and at school, boosting both customer and employee experiences, including marketing, sales, and customer success; teaching, learning, training and certification; communication and collaboration; and entertainment, and monetization. For more information, visit www.corp.kaltura.com.

Investor Contacts:
Kaltura
John Doherty
Chief Financial Officer
IR@Kaltura.com

Sapphire Investor Relations
Erica Mannion and Michael Funari
+1 617 542 6180
IR@Kaltura.com

Media Contacts:
Kaltura
Nohar Zmora
pr.team@kaltura.com

Headline Media
Raanan Loew
raanan@headline.media
+1 347 897 9276

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including but not limited to, statements regarding our future financial and operating performance, including our guidance and long-term targets; our business strategy, plans and objectives for future operations; including our cost saving initiatives; the timing and impact of our reorganization plan; expectations with respect to our products and capabilities, including the adoption and performance of our new AI-driven technologies; our expectations regarding potential profitability and growth; and general economic, business and industry conditions, including expectations with respect to trends in customer consolidation and corporate spending.

In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Any forward-looking statements contained herein are based on our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations.

Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, the current volatile economic climate and its direct and indirect impact on our business and operations; political, economic, and military conditions in Israel and other geographies; our ability to retain our customers and meet demand; our ability to achieve and maintain profitability; the evolution of the markets for our offerings; our ability to keep pace with technological and competitive developments; risks associated with our use of certain artificial intelligence and machine learning models; our ability to maintain the interoperability of our offerings across devices, operating systems and third-party applications; risks associated with our Application Programming Interfaces, other components in our offerings and other intellectual property; our ability to compete successfully against current and future competitors; our ability to increase customer revenue; risks related to our approach to revenue recognition; our potential exposure to cybersecurity threats; our compliance with data privacy and data protection laws; our ability to meet our contractual commitments; our reliance on third parties; our ability to retain our key personnel; risks related to revenue mix and customer base; risks related to our international operations; risks related to potential acquisitions; our ability to generate or raise additional capital; and the other risks under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of our website at investors.kaltura.com.

Non-GAAP Financial Measures

Kaltura has provided in this press release and the accompanying tables measures of financial information that have not been prepared in accordance with generally accepted accounting principles in the U.S. ("GAAP"), including non-GAAP gross profit, non-GAAP gross margin (calculated as a percentage of revenue), non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating profit (loss), non-GAAP operating margin (calculated as a percentage of revenue), non-GAAP net income (loss), non-GAAP net income (loss) per share and Adjusted EBITDA.
Beginning with the second quarter, non-GAAP Net Income was adjusted for gains or losses from foreign currency translation adjustments, with the recent fluctuation of the U.S dollar, specifically against the Israeli Shekel and less certainty in the global economic environment, Kaltura believes that this change will provide a better reflection of its overall operating performance on an adjusted net income (loss) basis.

Kaltura defines these non-GAAP financial measures as the respective corresponding GAAP measure, adjusted for, as applicable: (1) stock-based compensation expense; (2) the amortization of acquired intangibles; and (3) strategic initiatives costs, (4) war-related costs, and (5) foreign currency translation adjustments loss (gain). Kaltura defines EBITDA as net profit (loss) before financial expenses (income), net, provision for income taxes, and depreciation and amortization expenses.

Adjusted EBITDA is defined as EBITDA (as defined above), adjusted for the impact of certain non-cash and other items that we believe are not indicative of our core operating performance, such as non-cash stock-based compensation expenses and certain non-recurring operating expenses. We believe these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to Kaltura’s financial condition and results of operations. These non-GAAP metrics are a supplemental measure of our performance, are not defined by or presented in accordance with GAAP, and should not be considered in isolation or as an alternative to net profit (loss) or any other performance measure prepared in accordance with GAAP. Non-GAAP financial measures are presented because we believe that they provide useful supplemental information to investors and analysts regarding our operating performance and are frequently used by these parties in evaluating companies in our industry. By presenting these non-GAAP financial measures, we provide a basis for comparison of our business operations between periods by excluding items that we do not believe are indicative of our core operating performance. We believe that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations. Additionally, our management uses these non-GAAP financial measures as supplemental measures of our performance because they assist us in comparing the operating performance of our business on a consistent basis between periods, as described above. Although we use the non-GAAP financial measures described above, such measures have significant limitations as analytical tools and only supplement but do not replace, our financial statements in accordance with GAAP. See the tables below regarding reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures

Key Financial and Operating Metrics

Annualized Recurring Revenue. We use Annualized Recurring Revenue (“ARR”) as a measure of our revenue trend and an indicator of our future revenue opportunity from existing recurring customer contracts. We calculate ARR by annualizing our recurring revenue for the most recently completed fiscal quarter. Recurring revenues are generated from SaaS and PaaS subscriptions, as well as term licenses for software installed on the customer's premises (“On-Prem”). For the SaaS and PaaS components, we calculate ARR by annualizing the actual recurring revenue recognized for the latest fiscal quarter. For the On-Prem components for which revenue recognition is not ratable across the license term, we calculate ARR for each contract by dividing the total contract value (excluding professional services) as of the last day of the specified period by the number of days in the contract term and then multiplying by 365. Recurring revenue excludes revenue from one-time professional services and setup fees. ARR is not adjusted for the impact of any known or projected future customer cancellations, upgrades or downgrades or price increases or decreases. The amount of actual revenue that we recognize over any 12-month period is likely to differ from ARR at the beginning of that period, sometimes significantly. This may occur due to new bookings, cancellations, upgrades or downgrades, pending renewals, professional services revenue, foreign exchange rate fluctuations and acquisitions or divestitures. ARR should be viewed independently of revenue as it is an operating metric and is not intended to be a replacement or forecast of revenue. Our calculation of ARR may differ from similarly titled metrics presented by other companies.

Net Dollar Retention Rate. Our Net Dollar Retention Rate, which we use to measure our success in retaining and growing recurring revenue from our existing customers, compares our recognized recurring revenue from a set of customers across comparable periods. We calculate our Net Dollar Retention Rate for a given period as the recognized recurring revenue from the latest reported fiscal quarter from the set of customers whose revenue existed in the reported fiscal quarter from the prior year (the numerator), divided by recognized recurring revenue from such customers for the same fiscal quarter in the prior year (denominator). For annual periods, we report Net Dollar Retention Rate as the arithmetic average of the Net Dollar Retention Rate for all fiscal quarters included in the period. We consider subdivisions of the same legal entity (for example, divisions of a parent company or separate campuses that are part of the same state university system) ,as well as Value-add Resellers (“VARs”) (meaning resellers that directly manage the relationship with the customer) and the customers they manage, to be a single customer for purposes of calculating our Net Dollar Retention Rate. Our calculation of Net Dollar Retention Rate for any fiscal period includes the positive recognized recurring revenue impacts of selling new services to existing customers and the negative recognized recurring revenue impacts of contraction and attrition among this set of customers. Our Net Dollar Retention Rate may fluctuate as a result of a number of factors, including the growing level of our revenue base, the level of penetration within our customer base, expansion of products and features, and our ability to retain our customers. Our calculation of Net Dollar Retention Rate may differ from similarly titled metrics presented by other companies.

Remaining Performance Obligations. Remaining Performance Obligations represents the amount of contracted future revenue that has not yet been delivered, including both subscription and professional services revenues. Remaining Performance Obligations consists of both deferred revenue and contracted non-cancelable amounts that will be invoiced and recognized in future periods. We expect to recognize 61% of our Remaining Performance Obligations as revenue over the next 12 months, and the remainder over a period of four years, in each case, in accordance with our revenue recognition policy; however, we cannot guarantee that any portion of our Remaining Performance Obligations will be recognized as revenue within the timeframe we expect or at all.

Consolidated Balance Sheets (U.S. dollars in thousands)

	As of
	June 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$35,446	$33,059
Marketable securities	35,756	48,275
Trade receivables	21,241	19,978
Prepaid expenses and other current assets	12,306	9,481
Deferred contract acquisition and fulfillment costs, current	9,670	10,765

Total current assets	114,419	121,558

LONG-TERM ASSETS:
Marketable securities	4,132	3,379
Property and equipment, net	14,279	16,190
Other assets, noncurrent	3,438	2,983
Deferred contract acquisition and fulfillment costs, noncurrent	10,778	13,605
Operating lease right-of-use assets	11,242	12,308
Intangible assets, net	89	212
Goodwill	11,070	11,070

Total noncurrent assets	55,028	59,747

TOTAL ASSETS	$169,447	$181,305

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of long-term loans	$4,423	$3,110
Trade payables	9,188	3,265
Employees and payroll accruals	14,083	15,399
Accrued expenses and other current liabilities	12,466	14,262
Operating lease liabilities	2,734	2,504
Deferred revenue, current	55,075	63,123

Total current liabilities	97,969	101,663

NONCURRENT LIABILITIES:
Deferred revenue, noncurrent	47	67
Long-term loans, net of current portion	26,616	29,153
Operating lease liabilities, noncurrent	15,032	15,263
Other liabilities, noncurrent	12,829	10,772

Total noncurrent liabilities	54,524	55,255

TOTAL LIABILITIES	$152,493	$156,918
STOCKHOLDERS' EQUITY:
Common stock	17	15
Treasury stock	(17,396)	(7,801)
Additional paid-in capital	508,106	500,024
Accumulated other comprehensive loss	3,906	959
Accumulated deficit	(477,679)	(468,810)

Total stockholders' equity	16,954	24,387

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$169,447	$181,305

Consolidated Statements of Operations (U.S. dollars in thousands, except for share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(Unaudited)

Revenue:
Subscription	$42,384	$41,014	$87,290	$82,184
Professional services	2,078	3,018	4,156	6,629

Total revenue	44,462	44,032	91,446	88,813

Cost of revenue:
Subscription	9,642	10,861	20,129	22,262
Professional services	3,601	4,495	7,362	9,267

Total cost of revenue	13,243	15,356	27,491	31,529

Gross profit	31,219	28,676	63,955	57,284

Operating expenses:

Research and development	11,568	12,029	23,656	24,034
Sales and marketing	11,519	11,780	23,442	23,592
General and administrative	10,889	13,417	21,191	25,498

Total operating expenses	33,976	37,226	68,289	73,124

Operating loss	2,757	8,550	4,334	15,840

Financial expense (income), net	4,569	(1,010)	2,766	488

Loss before provision for income taxes	7,326	7,540	7,100	16,328

Provision for income taxes	424	2,464	1,769	4,772

Net loss	7,750	10,004	8,869	21,100

Net loss per share attributable to common stockholders, basic and diluted	$0.05	$0.07	$0.06	$0.14

Weighted average number of shares used in computing basic and diluted net loss per share attributable to common stockholders	153,536,740	147,607,504	153,771,875	145,939,847

Stock-based compensation included in above line items:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(Unaudited)

Cost of revenue	$119	$263	$247	$547
Research and development	760	1,158	1,609	2,329
Sales and marketing	383	729	815	1,499
General and administrative	2,829	6,752	5,953	11,054

Total	$4,091	$8,902	$8,624	$15,429

Revenue by Segment (U.S. dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(Unaudited)

Enterprise, Education and Technology	$33,242	$30,965	$67,658	$63,405
Media and Telecom	11,220	13,067	23,788	25,408

Total	$44,462	$44,032	$91,446	$88,813

Gross Profit by Segment (U.S. dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(Unaudited)

Enterprise, Education and Technology	$25,867	$22,932	$52,435	$46,488
Media and Telecom	5,352	5,744	11,520	10,796

Total	$31,219	$28,676	$63,955	$57,284

Consolidated Statement of Cash Flows (U.S. dollars in thousands)

	Six Months Ended June 30,
	2025	2024
	(Unaudited)
Cash flows from operating activities:
Net loss	$(8,869)	$(21,100)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,279	2,585
Stock-based compensation expenses	8,624	15,429
Amortization of deferred contract acquisition and fulfillment costs	5,746	5,731
Non-cash interest income, net	(194)	(593)
Losses (Gain) on foreign exchange	(487)	132
Changes in operating assets and liabilities:
Decrease (Increase) in trade receivables	(1,263)	1,196
Increase in prepaid expenses and other current assets and other assets, noncurrent	(98)	(34)
Increase in deferred contract acquisition and fulfillment costs	(2,001)	(2,497)
Increase in trade payables	6,101	3,447
Increase (decrease) in accrued expenses and other current liabilities	(1,552)	1,967
Decrease in employees and payroll accruals	(1,316)	(903)
Increase (Decrease) in other liabilities, noncurrent	1,643	(33)
Decrease in deferred revenue	(8,068)	(7,195)
Operating lease right-of-use assets and lease liabilities, net	1,065	(883)

Net cash provided by (used in) operating activities	1,610	(2,751)

Cash flows from investing activities:

Investment in available-for-sale marketable securities	(30,436)	(19,392)
Proceeds from maturities of available-for-sale marketable securities	42,484	21,482
Purchases of property and equipment	(423)	(327)

Net cash provided by investing activities	11,625	1,763

Cash flows from financing activities:

Repayment of long-term loans	(1,531)	(1,313)
Proceeds from exercise of stock options	2,849	177
Cash settlement of equity classified share-based payment awards	(3,089)	—
Payment of debt issuance costs	—	(10)
Repurchase of common stock	(9,595)	(85)
Change in prepayments for repurchase of common stock	31	(65)

Net cash used in financing activities	(11,335)	(1,296)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	487	(132)

Net increase (decrease) in cash, cash equivalents and restricted cash	2,387	(2,416)
Cash, cash equivalents and restricted cash at the beginning of the period	33,159	36,784
Cash, cash equivalents and restricted cash at the end of the period	$35,546	$34,368

Reconciliation from GAAP to Non-GAAP Results (U.S. dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Reconciliation of gross profit and gross margin
GAAP gross profit	$31,219	$28,676	$63,955	$57,284
Stock-based compensation expense	119	263	247	547
Amortization of acquired intangibles	—	106	98	213
Non-GAAP gross profit	$31,338	$29,045	$64,300	$58,044
GAAP gross margin	70%	65%	70%	64%
Non-GAAP gross margin	70%	66%	70%	65%
Reconciliation of operating expenses
GAAP research and development expenses	$11,568	$12,029	$23,656	$24,034
Stock-based compensation expense	760	1,158	1,609	2,329
Non-GAAP research and development expenses	$10,808	$10,871	$22,047	$21,705
GAAP sales and marketing	$11,519	$11,780	$23,442	$23,592
Stock-based compensation expense	383	729	815	1,499
Amortization of acquired intangibles	12	13	25	26
Non-GAAP sales and marketing expenses	$11,124	$11,038	$22,602	$22,067
GAAP general and administrative expenses	$10,889	$13,417	$21,191	$25,498
Stock-based compensation expense	2,829	6,752	5,953	11,054
Strategic initiatives(b)	1,632	—	1,632	—
War related costs(c)	—	1	—	22
Non-GAAP general and administrative expenses	$6,428	$6,664	$13,606	$14,422
Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(2,757)	$(8,550)	$(4,334)	$(15,840)
Stock-based compensation expense	4,091	8,902	8,624	15,429
Amortization of acquired intangibles	12	119	123	239
Strategic initiatives(b)	1,632	—	1,632	—
War related costs(c)	—	1	—	22
Non-GAAP operating profit (loss)	$2,978	$472	$6,045	$(150)
GAAP operating margin	(6)%	(19)%	(5)%	(18)%
Non-GAAP operating margin	7%	1%	7%	—%
Reconciliation of net loss
GAAP net loss attributable to common stockholders	$(7,750)	$(10,004)	$(8,869)	$(21,100)
Stock-based compensation expense	4,091	8,902	8,624	15,429
Amortization of acquired intangibles	12	119	123	239
Strategic initiatives(b)	1,632	—	1,632	—
War related costs(c)	—	1	—	22
Foreign currency translation adjustments loss (gain) (d)	4,464	(1,068)	2,892	497
Non-GAAP net profit (loss) attributable to common stockholders	$2,449	$(2,050)	$4,402	$(4,913)

Non-GAAP net earnings (loss) per share - basic	$0.02	$(0.01)	$0.03	$(0.03)
Non-GAAP net earnings (loss) per share - diluted	$0.01	$(0.01)	$0.03	$(0.03)

Reconciliation of weighted average number of shares outstanding:
Weighted-average number of shares used in calculating GAAP and Non-GAAP net earnings (loss) per share, basic	153,536,740	147,607,504	153,771,875	145,939,847
Effect of dilutive shares used in calculating Non-GAAP net earnings (loss) per share, diluted (e)	12,681,956	—	10,186,719	—
Weighted-average number of shares used in calculating Non-GAAP net earnings (loss) per share, diluted	166,218,696	147,607,504	163,958,594	145,939,847

Adjusted EBITDA (U.S. dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Net loss	$(7,750)	$(10,004)	$(8,869)	$(21,100)
Financial expense (income), net (a)	4,569	(1,010)	2,766	488
Provision for income taxes	424	2,464	1,769	4,772
Depreciation and amortization	1,094	1,279	2,279	2,585
EBITDA	(1,663)	(7,271)	(2,055)	(13,255)
Non-cash stock-based compensation expense	4,091	8,902	8,624	15,429
Strategic initiatives (b)	1,632	—	1,632	—
War related costs (c)	—	1	—	22
Adjusted EBITDA	$4,060	$1,632	$8,201	$2,196

(a)The three months ended June 30, 2025 and 2024, and the six months ended June 30, 2025 and 2024 include $602, $702, $1,210 and $1,406, respectively, of interest expenses and $737, $790, $1,632 and $1,608, respectively, of interest income.

(b)Strategic initiatives for the three and six months ended June 30, 2025 include professional, consulting and other costs associated with strategic initiatives.

(c)The three and six months ended June 30, 2024 includes costs related to conflicts in Israel, attributable to temporary relocation of key employees from Israel for business continuity purposes, purchase of emergency equipment for key employees for business continuity purposes, and charitable donation to communities directly impacted by the war

(d)Represents gains or losses from foreign currency translation adjustments related to the remeasurement of monetary assets and liabilities to the Company’s functional currency, using exchange rates in effect as of the end of the reporting period
.
(e)The effect of these dilutive shares was not included in the GAAP calculation of diluted net loss per share for the three and six months ended June 30, 2025 and 2024 because the effect would have been anti-dilutive

Reported KPIs

	As of June 30,
	2025	2024
	(U.S. dollars, amounts in thousands)
Annualized Recurring Revenue	$170,364	$165,167
Remaining Performance Obligations	$188,124	$177,751

	Three Months Ended June 30,
	2025	2024
Net Dollar Retention Rate	101%	98%